UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2013

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

United States Virgin Islands	000-54809	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

402 Strand Street
Frederiksted, United Stated Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers

On March 4, 2013, Rachel M. Ridley, the Chief Financial Officer of Altisource Asset Management Corporation (the “Company”), resigned effective as of the same date.

In connection with Ms. Ridley's departure, the Company is entering into a Separation Agreement with Ms. Ridley (the “Separation Agreement”) pursuant to which Ms. Ridley will receive a one-time payment equal to four months' base salary, less applicable withholding taxes.  Furthermore, the Company will pay certain standard costs to relocate Ms. Ridley back to the continental United States. Pursuant to the Separation Agreement, Ms. Ridley will release all current or future claims, known or unknown, arising on or before the date of the release against the Company, Altisource Residential Corporation and their respective affiliates, officers, directors, employees, agents, counsel and representatives of any sort, both present and former.

On March 4, 2013, Salah Saabneh resigned as a director of the Company and was appointed Executive Vice President, Corporate Development of the Company effective as of the same date, as described below under Item 5.02(c), “Appointment of Officers.”

(c) Appointment of Certain Officers

Effective March 5, 2013, the Company appointed Kenneth Najour, age 53, as Chief Financial Officer of the Company.

Pursuant to his employment arrangement, Mr. Najour will receive, among other things, (i) a base salary of $206,150 and (ii) a target incentive bonus opportunity of $206,150, dependent on performance. On March 5, 2013, Mr. Najour also was awarded 8,765 shares of restricted common stock of the Company, subject to the vesting requirements provided below in this Item 5.02(c).

Prior to his appointment, Mr. Najour served as Vice President, Finance and Chief Accounting Officer of Ocwen Financial Corporation (“Ocwen”) from March 2012 to March 2013. Mr. Najour joined Ocwen as Vice President, Finance in December 2010. Prior to joining Ocwen, Mr. Najour served as Senior Vice President, Chief Financial Officer Latin America and Caribbean Region for MasterCard Worldwide from 2003 to 2010. He has also held leadership positions within PepsiCo Inc. from 1994 to 2003 and was Audit Manager for Pricewaterhouse Coopers LLP from 1986 to 1994. He holds a Master of Accounting from the University of Miami, a Bachelor of Science from Santa Clara University and is a Certified Public Accountant in the State of California.

Effective March 4, 2013, the Company appointed Salah Saabneh, age 44, as Executive Vice President, Corporate Development of the Company.

Pursuant to his employment arrangement, Mr. Saabneh will receive, among other things, (i) a base salary of $350,000, (ii) a target incentive bonus opportunity of $350,000, dependent on performance and (iii) standard relocation costs and benefits in connection with his relocation to St. Croix, U.S. Virgin Islands. On February 19, 2013, Mr. Saabneh also was awarded 23,432 shares of restricted common stock of the Company, subject to the vesting requirements provided below in this Item 5.02(c).

Prior to his appointment, Mr. Saabneh served as a director of the Company since its separation on December 21, 2012 from Altisource Portfolio Solutions S.A. From 2008 to February 2013, Mr. Saabneh was a founding partner at Manikay Partners, LLC, an investment management firm, and served as a senior member of the Manikay Partner's event-driven and special situations investment team. Prior to joining Manikay Partners, Mr. Saabneh served from 2005 to 2008 as Director, Securitized Products and Special Situations, at Angelo, Gordon & Co, a privately held registered investment advisor. Previously, Mr. Saabneh was a senior banker at ING Financial Markets LLC and UBS Warburg LLC and was involved in structuring and underwriting a wide range of securitization transactions and asset-backed financings. Mr. Saabneh practiced corporate and finance law with Sidley & Austin in New York City and London and holds a Master of Laws from Georgetown University in Washington, D.C., a Master of Business Administration from Columbia University in New York, New York and a Bachelor of Laws from Hebrew University in Jerusalem.

The restricted stock awarded to each of Messrs. Najour and Saabneh will vest in three tranches, subject to the achievement of the following performance hurdles:

Twenty-five percent (25%) will vest in accordance with the vesting schedule set forth below if the market value of Company stock meets both of the following conditions: (i) the market value has realized a compounded annual gain of at least twenty percent (20%) over the market value on the date of the grant and (ii) the market value is at least double the market value on the date of the grant;

Fifty percent (50%) of the grant will vest in accordance with the vesting schedule set forth below if the market value of Company stock meets all three of the following conditions: (i) the market value is at least equal to $500 million; (ii) the market value has realized a compounded annual gain of at least twenty-two and a half percent (22.5%) over the market value on the date of the grant; and (iii) the market value is at least triple the market value on the date of the grant and

Twenty-five percent (25%) of the grant will vest in accordance with the vesting schedule set forth below if the market value of Company stock meets all three of the following conditions: (i) the market value is at least equal to $750 million; (ii) the market value has realized a compounded annual gain of at least twenty-five percent (25%) over the market value on the date of the grant; and (iii) the market value is at least quadruple the market value on the date of the grant.

After the performance hurdles for a tranche have been achieved, 25% of the restricted stock in that tranche will vest on each of the first four anniversaries of the date that the performance hurdles for that tranche were met.

There are no family relationships among either Mr. Saabneh or Mr. Najour and any of the Company's directors and executive officers.

(e) Compensatory Arrangements

Rachel M. Ridley, the Company's former Chief Financial Officer, is entering into the Separation Agreement described above under Item 5.02(b), “Departure of Directors or Certain Officers.” A description of Separation Agreement is incorporated herein by reference to the description above under Item 5.02(b), “Departure of Directors or Certain Officers.”

Salah Saabneh, the Company's Executive Vice President, Corporate Development, and Kenneth Najour, the Company's Chief Financial Officer, entered into the compensation arrangements described above under Item 5.02(c), “Appointment of Officers.” The restricted stock awards were granted under the Company's 2012 Equity Incentive Plan, which is incorporated herein by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2012. A description of each of the foregoing compensation arrangements is incorporated herein by reference to the description above under Item 5.02(c), “Appointment of Officers.”

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
Date: March 5, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary